Polypore Reports First Quarter Sales and Earnings Growth
CHARLOTTE, NC – April 30, 2008 – Polypore International, Inc. (NYSE: PPO) today reported its financial results for the first quarter ended March 29, 2008, which were highlighted by continued sales and earnings growth.
•	Sales were $145.3 million, up 13% from $129.0 million in the first quarter of 2007.

•	Operating income was $30.1 million compared with operating income of $24.5 million in the prior-year period.

•	Income from continuing operations in the quarter increased to $10.6 million, or $0.26 per diluted share (excluding one-time items, Adjusted Net Income was $10.9 million, or $0.27 per diluted share), compared with income from continuing operations in the prior-year period of $2.1 million, or $0.08 per diluted share. A table showing the impact of one-time items on income from continuing operations and earnings per share from continuing operations is included in this release.
Commenting on the quarter, Robert B. Toth, President and Chief Executive Officer, said, “We are pleased with the quarter and the solid start to the year. Our global presence, together with the breadth of markets and applications we serve, contributed to our good performance in the current economic environment.”
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in Polypore’s senior secured credit facility, includes an adjustment for the pro forma impact of the February 29, 2008 acquisition of Microporous Holding Corporation (“Microporous”). Adjusted EBITDA is defined and reconciled to net income as noted in the attached table. Adjusted EBITDA was $45.4 million in the first quarter of 2008 compared with $37.7 million in the first quarter of 2007. Adjusted EBITDA for the twelve months ended March 29, 2008 was $168.3 million, up from $146.5 million in the prior-year period.

Energy Storage
In the quarter, sales for the Energy Storage segment were $104.0 million, an increase of $10.9 million, or 12%, over the prior year (5% net of the effect of the euro to dollar exchange rate). On February 29, 2008, we completed the acquisition of Microporous as a strategic investment in the lead-acid separator business. In January 2008, we divested a small non-core synthetic paper business. First quarter highlights include:
•	12% growth in sales of lead-acid battery separators, driven by higher volume associated with the acquisition of Microporous, strength in the euro to dollar exchange rate, and price increases which helped offset rising raw material costs.

•	10% growth in sales of lithium battery separators associated with continued strong demand for consumer electronic products and expanding applications for lithium batteries.

•	Segment operating income of $23.6 million and 23% of sales compared with $19.8 million, or 21% of sales, for the prior-year period. A table showing the reconciliation of segment operating income to consolidated results is included in this release.
Separations Media
In the quarter, sales for the Separations Media segment were $41.3 million, up $5.4 million, or 15%, from the first quarter of 2007 (4% net of the effect of the euro to dollar exchange rate). First quarter highlights include:
•	18% growth in sales of healthcare products, driven by strong growth in synthetic hemodialysis membranes and strength in the euro to dollar exchange rate, partially offset by the impact of the exit of cellulosic hemodialysis membranes in 2007.

•	10% growth in sales of filtration and specialty products, driven by demand for high performance filtration applications and strength in the euro to dollar exchange rate.

•	Segment operating income of $6.8 million and 17% of sales compared with $4.8 million and 13% of sales for the prior-year period. A table showing the reconciliation of segment operating income to consolidated results is included in this release.

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Fiscal 2008 Guidance
For the year ending January 3, 2009, the Company expects to achieve sales of $580 million to $605 million, Adjusted EBITDA of $170 million to $178 million, and earnings per diluted share in the range of $0.90 to $1.01. These estimates are based on an assumed full-year weighted average fully diluted share count of 40.7 million shares. Additionally, we estimate total capital expenditures of approximately $52.0 million in 2008. This remains unchanged from the Company’s increased guidance issued on March 3, 2008 in conjunction with the acquisition of Microporous.
Conference Call
Polypore International, Inc. will hold a conference call to discuss the Company’s first quarter financial results and business outlook on Thursday, May 1, 2008 at 9:00 AM Eastern time. A replay of the conference call will be available through May 8, 2008, via telephone at 719-457-0820. Enter code 4269875. The call will also be webcast live and archived for 30 days in the Investor Relations section of the Company’s web site at http://investor.polypore.net/.
In addition, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission with Supplemental Financial Information that is located on the Company’s web site.
Investor Contact:  Polypore Investor Relations – 704-587-8886 or investorrelations@polypore.net.
Non-GAAP Supplemental Information
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS (earnings per share) are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. Adjusted EBITDA is defined in Polypore’s credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non-operating items, business restructuring costs, costs incurred in connection with the purchase of our 10.50% senior discount notes and refinancing of our credit facilities and other non-cash or non-recurring charges. In addition, Adjusted EBITDA includes the pro forma impact of acquisitions as if the acquisitions occurred on the first day of the period presented. Polypore defines Adjusted Net Income as income from continuing operations excluding certain one-time items. Polypore defines Adjusted EPS as Adjusted Net Income divided by the number of diluted shares of common stock outstanding. For more information regarding the computation of Adjusted

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EBITDA, Adjusted Net Income and Adjusted EPS, the reconciliation of Adjusted EBITDA to net income and Adjusted Net Income to income from continuing operations and the reconciliation of Adjusted EPS to earnings per share, please see the attached financial tables.
Polypore presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. Adjusted EBITDA is a measure used in our credit agreement to determine the availability of borrowings under our revolving credit facility. Polypore’s management also uses Adjusted EBITDA to review and assess its operating performance in connection with employee incentive programs and the preparation of its annual budget and financial projections. Adjusted Net Income and Adjusted EPS exclude amounts that we do not consider part of our ongoing operating results when assessing performance of the Company. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, Polypore’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Polypore also presents a range for Adjusted EBITDA on a forward-looking basis. The most directly comparable forward-looking GAAP measure for Adjusted EBITDA is net income. The most directly comparable forward-looking GAAP measure for Adjusted EPS is earnings per share. Polypore is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because we cannot reliably forecast certain items included in the GAAP measures. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.
This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest

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rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facility; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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Polypore International, Inc.
Condensed Consolidated Statements of Operation
(unaudited)
(in millions, except share data)

	Three Months Ended
	March 29, 2008	March 31, 2007

Net sales	$145.3	$129.0
Cost of goods sold	90.4	80.9
Business interruption insurance recovery	(0.5)	—

Gross profit	55.4	48.1
Selling, general and administrative expenses	25.3	23.5
Business restructuring	—	0.1

Operating income	30.1	24.5
Other (income) expense:
Interest expense, net	15.9	23.6
Foreign currency and other	(0.1)	(0.1)

	15.8	23.5

Income from continuing operations before income taxes	14.3	1.0
Income taxes	3.7	(1.1)

Income from continuing operations	10.6	2.1
Income from discontinued operations, net of income taxes	2.3	—

Net income	$12.9	$2.1

Net income per share — basic and diluted:
Income from continuing operations	$0.26	$0.08
Income from discontinued operations, net of income taxes	0.06	—

Net income	$0.32	$0.08

Weighted average shares outstanding — basic	40,325,019	25,342,569
Weighted average shares outstanding — diluted	40,661,445	25,471,616

Polypore International, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	March 29, 2008	December 29, 2007 (a)
	(unaudited)

Assets:
Cash and equivalents	$23.2	$54.9
Other	219.3	194.4

Current assets	242.5	249.3

Property, plant and equipment, net	463.0	401.3
Goodwill	590.1	568.8
Intangibles and loan acquisition costs, net	203.1	187.9
Other	24.5	21.7

Total assets	$1,523.2	$1,429.0

Liabilities and shareholders’ equity:
Current liabilities	$126.8	$91.0
Debt and capital lease obligations, less current portion	836.4	816.9
Other	221.3	185.8
Shareholders’ equity	338.7	335.3

Total liabilities and shareholders’ equity	$1,523.2	$1,429.0

(a)	Derived from audited consolidated financial statements.

Polypore International, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended
	March 29, 2008	March 31, 2007

Operating activities:
Net income	$12.9	$2.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13.1	12.1
Amortization of debt discount	—	6.5
Deferred income taxes	1.1	(4.0)
Business restructuring	—	0.1
Gain on sale of synthetic paper business	(3.8)	—
Other adjustments impacting net cash provided by operating activities	0.5	1.3
Changes in operating assets and liabilities	7.6	4.8

Net cash provided by operating activities	31.4	22.9
Investing activities:
Purchases of property, plant and equipment	(12.3)	(2.6)
Acquisition of business, net of cash acquired	(61.7)	(5.2)
Proceeds from sale of synthetic paper business	4.0	—

Net cash used in investing activities	(70.0)	(7.8)
Financing activities:
Borrowings from revolving credit facility	17.0	—
Principal payments on debt	(11.1)	(1.3)
Repurchases of common stock, net	—	(0.3)

Net cash provided by (used) in financing activities	5.9	(1.6)
Effect of exchange rate changes on cash and cash equivalents	1.0	1.0

Net increase (decrease) in cash and cash equivalents	(31.7)	14.5
Cash and cash equivalents at beginning of period	54.9	54.7

Cash and cash equivalents at end of the period	$23.2	$69.2

Polypore International, Inc.
Supplemental Information
Reconciliation of Adjusted EBITDA
(unaudited, in millions)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	March 29, 2008	March 31, 2007	March 29, 2008	March 31, 2007

Net income (loss)	$12.9	$2.1	$11.3	$(26.2)
Add:
Depreciation	8.6	7.7	32.3	40.0
Amortization	4.6	4.5	17.6	17.8
Interest expense, net	15.9	23.6	73.3	93.8
Income taxes	3.7	(1.1)	(11.3)	(22.4)

EBITDA	45.7	36.8	123.2	103.0
Foreign currency loss	—	(0.1)	1.9	2.6
Loss on disposal of property, plant, and equipment	0.1	0.6	0.8	1.5
Stock compensation	0.3	0.1	0.8	0.8
Business restructuring	—	0.1	(0.9)	18.3
Asset impairment	—	—	—	17.9
Costs related to purchase of 10.50% senior discount notes	—	—	30.1	—
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	—	—	7.2	—
(Income) loss from discontinued operations, net of income taxes	(2.3)	—	(2.3)	0.2
Pro forma adjustment for Microporous acquisition*	1.3	—	6.9	—
Other non-cash or non-recurring charges	0.3	0.2	0.6	2.2

Adjusted EBITDA	$45.4	$37.7	$168.3	$146.5

*	The three and twelve months ended March 29, 2008 include pro forma adjustments for the Microporous acquisition.

Polypore International, Inc.
Supplemental Information
Reconciliation of Adjusted Net Income and Adjusted EPS
(unaudited)
(in millions, except share data)

	Three Months Ended
	March 29, 2008	March 31, 2007

Income from continuing operations	$10.6	$2.1
Add:
Inventory purchase accounting adjustment, net of income taxes	0.1	—
Non-cash tax impact of repatriating funds for acquisition	0.2	—

Adjusted net income	$10.9	$2.1

Income from continuing operations per share — diluted	$0.26	$0.08
Impact of adjustments on income from continuing operations per share — diluted	0.01	—

Adjusted earnings per share	$0.27	$0.08

Weighted average diluted shares outstanding — diluted	40,661,445	25,471,616

Polypore International, Inc.
Supplemental Information
Reconciliation of Segment Operating Income to Income from Continuing Operations Before Income Taxes
(unaudited, in millions)

	Three Months Ended
	March 29, 2008	March 31, 2007

Operating income:
Energy Storage	$23.6	$19.8
Separations Media	6.8	4.8
Corporate	(0.3)	—

Total segment operating income	30.1	24.6
Business restructuring	—	0.1

Total operating income	30.1	24.5
Reconciling items:
Interest expense	15.9	23.6
Foreign currency and other	(0.1)	(0.1)

Income from continuing operations before income taxes	$14.3	$1.0